NuShares ETF Trust

Amended and Restated Establishment and Designation of Series

WHEREAS, the Trustee of the Trust, acting pursuant to Section 4.9 of the Declaration, initially divided the Shares of the Trust into three Series, Nuveen Large Cap Growth ETF, Nuveen Large Cap Value ETF and Nuveen Large Cap Core ETF;

WHEREAS, the Trustee of the Trust, acting pursuant to Section 4.9 of the Declaration, changed the designations of the initial three series as of June 16, 2016, to incorporate the new name of the Trust and designated an additional series of the Trust, NuShares Enhanced Yield U. S. Aggregate Bond ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at meetings held on August 2-4, 2016, designated an additional series of the Trust, NuShares Short-Term REIT ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on September 21, 2016, designated an additional five series of the Trust:

NuShares ESG Large-Cap Growth ETF

NuShares ESG Large-Cap Value ETF

NuShares ESG Mid-Cap Growth ETF

NuShares ESG Mid-Cap Value ETF

NuShares ESG Small-Cap ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on December 21, 2016, designated an additional series of the Trust, NuShares 1-5 Year Enhanced Yield U.S. Aggregate Bond ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on January 26, 2017, designated an additional two series of the Trust, NuShares ESG International Developed Markets Equity ETF and NuShares ESG Emerging Markets Equity ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on July 12, 2017, designated an additional series of the Trust, NuShares ESG U.S. Aggregate Bond ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at meetings held on August 7-9, 2018, designated an additional series of the Trust, Nushares ESG Large-Cap ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at meetings held on November 12-14, 2018, designated an additional series of the Trust, Nushares ESG High Yield Corporate Bond ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on December 13, 2018, resolved to change the name of the funds as follows:

Current Fund Name	New Fund Name
Nushares Large Cap Growth ETF	Nuveen Large Cap Growth ETF
Nushares Large Cap Value ETF	Nuveen Large Cap Value ETF
Nushares Large Cap Core ETF	Nuveen Large Cap Core ETF
Nushares ESG U.S. Aggregate Bond ETF	Nuveen ESG U.S. Aggregate Bond ETF
Nushares Enhanced Yield U.S. Aggregate Bond ETF	Nuveen Enhanced Yield U.S. Aggregate Bond ETF
Nushares 1-5 Year Enhanced Yield U.S. Aggregate Bond ETF	Nuveen Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF
Nushares ESG Large-Cap Growth ETF	Nuveen ESG Large-Cap Growth ETF
Nushares ESG Large-Cap Value ETF	Nuveen ESG Large-Cap Value ETF
Nushares ESG Mid-Cap Growth ETF	Nuveen ESG Mid-Cap Growth ETF
Nushares ESG Mid-Cap Value ETF	Nuveen ESG Mid-Cap Value ETF
Nushares ESG Small-Cap ETF	Nuveen ESG Small-Cap ETF
Nushares ESG International Developed Markets Equity ETF	Nuveen ESG International Developed Markets Equity ETF
Nushares ESG Emerging Markets Equity ETF	Nuveen ESG Emerging Markets Equity ETF
Nushares Short-Term REIT ETF	Nuveen Short-Term REIT ETF
Nushares ESG Large-Cap ETF	Nuveen ESG Large-Cap ETF
Nushares ESG High Yield Corporate Bond ETF	Nuveen ESG High Yield Corporate Bond ETF

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at meetings held on February 23-25, 2021, designated three additional series of the Trust, Nuveen Dividend Growth ETF, Nuveen Small Cap Select ETF and Nuveen Winslow Large-Cap Growth ESG ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on March 25, 2021, designated an additional series of the Trust, Nuveen ESG Dividend ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on June 17, 2021, designated an additional series of the Trust, Nuveen Growth Opportunities ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on February 23, 2022, designated an additional series of the Trust, Nuveen Global Net Zero Transition ETF;

WHEREAS, the Trustees of the Trust, effective June 30, 2023, acting pursuant to Section 4.9 of the Declaration, at meetings held on February 14-16, 2023, resolved to change the name of Nuveen Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF to Nuveen ESG 1-5 Year U.S. Aggregate Bond ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on November 14-16, 2023, designated an additional four series of the Trust, Nuveen Core Plus Bond ETF, Nuveen Preferred Securities ETF, Nuveen Ultra-Short Income ETF and Nuveen U.S. Sustainable Core ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on February 28, 2024, resolved to change the names of the funds as follows:

Current Fund Name	New Fund Name
Nuveen Preferred Securities ETF	Nuveen Preferred and Income ETF
Nuveen Ultra-Short Income ETF	Nuveen Ultra Short Income ETF
Nuveen U.S. Sustainable Core ETF	Nuveen Sustainable Core ETF

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on August 20-22, 2024, designated an additional series of the Trust, Nuveen AA-BBB CLO ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on September 19, 2024, designated two additional series of the Trust, Nuveen High Yield Municipal Income ETF and Nuveen Municipal Income ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 10.1 of the Declaration, at a meeting held on August 21, 2024, approved the liquidation of Nuveen Global Net Zero Transition ETF, and the liquidation was effected on October 22, 2024;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at meetings held on May 20-21, 2025, designated an additional series of the Trust, Nuveen Securitized Income ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on June 17, 2025, designated two additional series of the Trust, Nuveen High Yield Corporate Bond ETF and Nuveen International Aggregate Bond ETF;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 10.1 of the Declaration, at a meeting held on April 29, 2025, approved the liquidation of Nuveen Small Cap Select ETF, and the liquidation was effected on July 1, 2025;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 10.1 of the Declaration, at meetings held on February 10-12, 2026, approved the liquidations of Nuveen Dividend Growth ETF, Nuveen Winslow Large-Cap Growth ESG ETF and Nuveen Sustainable Core ETF, and the liquidations were effected on April 13, 2026;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on March 16, 2026, designated an additional series of the Trust, Nuveen U.S. Infrastructure ETF; and

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, at a meeting held on May 28, 2026, designated an additional series of the Trust, Nuveen Impact Bond ETF;

NOW THEREFORE, the undersigned does hereby confirm that the following series of the Trust have been established and designated by the Trustees of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.  Nuveen Large Cap Growth ETF

2.  Nuveen Large Cap Value ETF

3.  Nuveen Large Cap Core ETF

4.  Nuveen Enhanced Yield U.S. Aggregate Bond ETF

5.  Nuveen Short-Term REIT ETF

6.  Nuveen ESG Large-Cap Growth ETF

7.  Nuveen ESG Large-Cap Value ETF

8.  Nuveen ESG Mid-Cap Growth ETF

9.  Nuveen ESG Mid-Cap Value ETF

10. Nuveen ESG Small-Cap ETF

11. Nuveen ESG 1-5 Year U.S. Aggregate Bond ETF

12. Nuveen ESG International Developed Markets Equity ETF

13. Nuveen ESG Emerging Markets Equity ETF

14. Nuveen ESG U.S. Aggregate Bond ETF

15. Nuveen ESG Large-Cap ETF

16. Nuveen ESG High Yield Corporate Bond ETF

17. Nuveen ESG Dividend ETF

18. Nuveen Growth Opportunities ETF

19. Nuveen Core Plus Bond ETF

20. Nuveen Preferred and Income ETF

21. Nuveen Ultra Short Income ETF

22. Nuveen AA-BBB CLO ETF

23. Nuveen High Yield Municipal Income ETF

24. Nuveen Municipal Income ETF

25. Nuveen Securitized Income ETF

26. Nuveen High Yield Corporate Bond ETF

27. Nuveen International Aggregate Bond ETF

28. Nuveen U.S. Infrastructure ETF

29. Nuveen Impact Bond ETF

1.    Each Share of a Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.    The number of authorized Shares of a Series is unlimited.

3.    A Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.    With respect to a Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) Creation Unit size or minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.    The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.    The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.    Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of the 16th day of June 2026.

/s/ Diana Gonzalez
Vice President and Secretary